Exhibit 99.1

August 5, 2019

Pulmatrix Reports Q2 2019 Results

LEXINGTON, MA – Pulmatrix, Inc. (NASDAQ: PULM) today reports its second quarter results.

Q2 2019 Highlights

Pulmatrix achieved several clinical and business milestones which reflect the Company’s progress. These milestones include the following:

•	Initiated the global, multi-site Phase 2 clinical study of Pulmazole for the treatment of ABPA
•	Completed a $16.6 million public offering extending cash runway beyond the completion of our Pulmazole Phase 2 clinical trial
•	Entered into strategic partnership with Cipla Technologies LLC for the development and commercialization of Pulmazole
o	Received $22 million upfront payment
o	Agreement lays foundation for Phase 2 study evaluating Pulmazole, the iSPERSE formulation of anti-fungal drug itraconazole, in asthmatic patients with allergic bronchopulmonary aspergillosis (ABPA)
o	Expands global opportunity, leveraging Cipla’s presence in 170 countries and extensive global network

“Our partnership with Cipla is off to a great start and the initiation of our Pulmazole Phase 2 clinical trial was a significant step forward for the Company. The trial is fully funded with data anticipated in Q3 2020,” said Ted Raad, chief executive officer of Pulmatrix.

Financials

As of June 30, 2019, Pulmatrix had $31.8 million in cash, compared to $2.6 million as of December 31, 2018. In April 2019, Pulmatrix completed a financing that resulted in $16.6 million of total gross proceeds and executed a Definitive Agreement with Cipla for the co-development and commercialization of Pulmazole. In early May 2019, Pulmatrix received a $22 million upfront payment from Cipla. Following the completion of the initiated Phase 2 clinical trial, both parties will equally share costs related to the future development and commercialization of Pulmazole and will equally share worldwide free cash flow from future sales of Pulmazole.

Pulmatrix generated $4.8 million of revenue in the second quarter of 2019, compared to no revenues in the second quarter of 2018. The revenue for the second quarter of 2019 was the result of the recognition of income pursuant to the Cipla Agreement.

Research and development expenses for the second quarter of 2019 were $3.2 million, compared to $4.0 million for the same period last year. The decrease was primarily due to decreased employment costs. General and administrative expenses for the second quarter of 2019 were $3.1 million, compared to $2.1 million for the same period last year. The increase was primarily due to increased stock compensation charges and legal expenses.

Pulmatrix recorded a charge of $6.5 million for impairment of goodwill in the second quarter of 2019. This non-cash charge did not have a comparable charge in 2018 and is related to assets that were recorded as part of the purchase accounting for the reverse merger that took place in 2015.

Net loss was $7.8 million for the second quarter of 2019 and $6.2 million for the second quarter of 2018. The increase in net loss was primarily due to the 2019 impairment of goodwill, partially offset by the $4.8 million of revenue recognized in the second quarter of 2019.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor for patients with obstructive lung diseases including asthma and chronic obstructive pulmonary disease (“COPD”). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2019, as amended on July 24, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Financial Tables to Follow

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	At June 30, 2019	At December 31, 2018
	(unaudited)
Assets
Current assets:
Cash	$31,817	$2,563
Prepaid expenses and other current assets	1,114	717

Total current assets	32,931	3,280
Property and equipment, net	335	394
Long-term restricted cash	204	204
Goodwill	3,577	10,845

Total assets	$37,047	$14,723

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$543	$1,183
Accrued expenses	1,231	1,696
Deferred revenue	10,979	—

Total current liabilities	12,753	2,879
Deferred revenue, net of current portion	6,202	—

Total liabilities	18,955	2,879

Stockholders’ equity:
Common stock, $0.0001 par value — 200,000,000 shares authorized; 19,624,560 and 4,932,723 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	2	—
Additional paid-in capital	225,655	206,409
Accumulated deficit	(207,565)	(194,565)

Total stockholders’ equity	18,092	11,844

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$37,047	$14,723

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,
	2019	2018
Revenues	$4,819	$—

Operating expenses
Research and development	3,164	4,013
General and administrative	3,128	2,115
Impairment of goodwill	6,474	—

Total operating expenses	12,766	6,128

Loss from operations	(7,947)	(6,128)
Interest expense	—	(80)
Other income/(expense), net	103	20

Net loss	$(7,844)	$(6,188)

Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(1.34)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	19,216,172	4,610,205

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Investor Contact
Ted Raad, CEO	William Duke, CFO
(781) 357-2333	(781) 357-2333
traad@pulmatrix.com	wduke@pulmatrix.com